Exhibit 107
Calculation of Filing Fee Table
Registration Statement on Form S-3
(Form Type)
Abacus Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share		--	--
	Equity	Preferred Stock, $0.0001 par value per share		--	--
	Debt	Debt Securities		--	--
	Other	Equity Warrants		--	--
	Other	Units		--	--
	Unallocated (Universal) Shelf	--	457(o)	$350,000,000	--	$350,000,000(3)	0.00015310	$53,585
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Total Offering Amounts						$350,000,000(3)		$53,585
Total Fees Previously Paid								$0
Total Fee Offsets								$0
Net Fee Due								$53,585
(1)An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(2)The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.